THE ADVISORS' INNER CIRCLE FUND II

                                   SCHEDULE A
                          DATED AUGUST 9, 2005 TO THE
                 SHAREHOLDER SERVICES PLAN DATED AUGUST 9, 2005


FUND                                           CLASS OF SHARES        SHAREHOLDER SERVICES FEE
----                                           ---------------        ------------------------

Hambrecht Small Cap Technology Fund             Institutional                   0.25%